UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

WHERE FOOD COMES FROM, INC.

 (Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Change in Principal Officers

Effective December 4, 2013, Dannette Henning has been re-appointed Chief Financial Officer of Where Food Comes From, Inc. (“the Company”). Fischer will remain at the Company focused primarily on public reporting and corporate compliance.

Ms. Henning is a CPA with more than 21 years of professional experience, including a deep background in SEC and financial reporting, due diligence, debt and equity financing transactions, consolidations and integrations, and process improvement and re-design. Prior to joining the Company in March 2008, Ms. Henning was Controller with Einstein Noah Restaurant Group from 2004 to 2007. From 2001 to 2003, she served as the Assistant Controller for Vari-L Company. Ms. Henning’s previous experience includes financial management positions with KPMG Peat Marwick, DF&R Restaurant Company, and CSI/CDC Company. She received a BBA degree in Accounting from the University of Texas at Arlington.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ John Saunders
Date: December 5, 2013		John Saunders
Chief Executive Officer